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                                                                    EXHIBIT 3.20

                                     BY-LAWS

                                       OF

                            WILLIAM UNDERWOOD COMPANY

                (A VOLUNTARY ASSOCIATION OR TRUST OPERATING UNDER
                   DECLARATION OF TRUST DATED JANUARY 1, 1915
                     REFERRED TO HERE AS THE "ASSOCIATION")

                                   ARTICLE I.

                                    OFFICERS.

                    1. The officers of the Association shall be a Chairman of
               the Trustees, a President, a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries as the Trustees may from time to time authorize and appoint. All of said officers shall have such powers and duties as are hereinafter set forth or as may be prescribed by the Declaration of Trust or by Law.

Chairman            2. The Chairman, if one is chosen, shall when present
               preside at all meetings of the Trustees and at all meetings of the Shareholders. He shall have such other powers and perform such other duties as may be prescribed by the Trustees.

President           3. The President shall preside at meetings of the Trustees and of the Shareholders when the Chairman is not present or if one has not been chosen. He shall be the chief executive officer of the Association and subject always to the general supervision and control of the Trustees and except as they may otherwise order shall have the general supervision of its other officers and personnel and of its property and the active management of its business affairs other than financial, with authority to do all acts necessary or proper in the conduct of such business, including the power and authority to direct its operations, to employ and discharge such agents and employees other than officers of the Association as in his judgment the interests of the Association may require, and to fix their compensation, to purchase upon such terms as he shall deem desirable machinery, supplies, materials, or other property necessary or desirable for the prosecution of the business of the Association, to sell or otherwise dispose of in the usual course of business the merchandise or products of the Association upon such terms and in such manner as he may deem desirable and to execute in the name and on behalf of the Association bonds, contracts, agreements and other documents relating to the Association or its business. He shall have custody of the bond of

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               the Treasurer if one is required. He shall have such other powers and perform other duties as may be prescribed from time to time by the Trustees or elsewhere in these By-Laws, or by the Declaration of Trust, or as may be required by law.

Vice
Presidents          4. The Trustees may in their discretion elect one or more
               Vice Presidents who shall perform such duties as the President may from time to time assign to them or as may be delegated to them by the Trustees. The Trustees at their election may designate a Vice President as Executive Vice President and in that event such Vice President shall have such additional duties as may be assigned to him from time to time by the Trustees.

Treasurer           5. The Treasurer shall have general charge of the financial affairs of the Association and custody, except as may be otherwise provided herein, of all moneys, securities, valuable papers, books and accounts of the Association, of the Association's seal, and of the bonds of any other officers or agents from whom a bond is required. He shall have authority in the name and on behalf of the Association and in the usual course of business, subject always to the general supervision and control of the Trustees and of the President, and except as they or he may otherwise order, to receive and hold all moneys and make disbursements thereof, to borrow money for the current needs of the Association and in the name of the Association to sign checks, notes, drafts, contracts, assignments and transfers of stock certificates or other securities, and other documents and instruments relating to its business, provided, however, that all notes or obligations given for money borrowed which are signed by the Treasurer shall bear the written approval of at least one Trustee in addition to the signature of the Treasurer. He shall keep full and accurate accounts of the financial transactions of the Association and shall make such statements or reports thereof to the Trustees as they may from time to time require. Subject to the approval of the President he shall have authority to employ and discharge such agents and employees in connection with the financial affairs of the Association as in his judgment the interests of the Association may require, and to fix their compensation. He shall, upon request of the Trustees or the Chairman, attend meetings of the Trustees. He shall have such other powers and shall perform such other duties as may be prescribed by the Trustees or elsewhere in these By-Laws, or by the Declaration of Trust, or as may be required by law.

Assistant
Treasurers          6. The Trustees may in their discretion elect one or more
               Assistant Treasurers who shall perform such duties as the Treasurer may from time to time assign to them or as may be delegated to them by the Trustees.

Secretary           7. The Secretary shall be sworn to the faithful performance of his duties. He shall attend all meetings of the Shareholders and except as the Trustees may otherwise order, all meetings of the Trustees, and shall keep

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               accurate records thereof, and shall generally perform duties in the nature of those performed by the Clerk of a Massachusetts corporation. He shall have such other powers and perform such other duties as may be prescribed by the Declaration of Trust, by the Trustees, or elsewhere in these By-Laws, or by law.

Assistant
Secretary           8. The Assistant Secretaries, if one or more are chosen,
               shall be sworn to the faithful performance of their duties. Such Assistant Secretaries shall have such powers and duties as may be delegated to them, or either of them, by the Secretary or by the President. In the absence of the Secretary or in the event of his death, resignation, or incapacity, except as the Trustees shall otherwise order, such Assistant Secretaries, or either of them, shall have the powers and perform the duties of the Secretary.

                                   ARTICLE II.

           SELECTION, TENURE AND ADDITIONAL QUALIFICATIONS OF OFFICERS
                             AND HONORARY TRUSTEES.

                    1. The Officers of the Association shall be elected annually at the Annual Meeting of the Trustees, and by ballot.

                    2. The Chairman and the President shall be elected from
               among the Trustees. Other officers need not be Trustees. No officer need be a Shareholder.

                    3. All officers shall hold their respective offices for one year and until the selection and qualification of their respective successors, except that any officer may be removed at any time by vote of, or resolution signed by, a majority of the Trustees, and except that an officer chosen to fill a vacancy shall hold office only until the next Annual Meeting of the Trustees and the qualification of his successor.

                    4. Any officer may be required to give bond for the faithful performance of his duties, in such amount and with such sureties as the Trustees shall determine, the premium of which bond shall be paid by the Association. In lieu of individual bonds, the Trustees may provide for a blanket fidelity bond covering all or certain officers and employees.

                    5. As provided in the Declaration of Trust as amended, the
               Trustee may elect one or more Honorary Trustees. An Honorary Trustee shall serve for the same term as Permanent Trustees. An Honorary Trustee shall receive the same compensation as the Permanent Trustees provided that an Honorary Trustee shall not be entitled to receive shares of beneficial interest in the trust as part of such compensation in any year following the year of his retirement.

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                                  ARTICLE III.

                  VACANCIES AND SUBSTITUTE OFFICERS AND AGENTS.

                    1. The Trustees may at any time fill a vacancy which may
               occur for any reason in any office.

                    2. In the event that any officer or agent of the Association is absent or temporarily unable to perform his duties, then, except as otherwise provided in these By-Laws, the Trustees may designate any person to exercise the powers and perform the duties of such officer during the period of such absence or disability. A statement that such absence or disability exists contained in any vote of the Trustee conferring such authority shall be binding and conclusive in favor of all persons not acting in bad faith.

                                   ARTICLE IV.

                       AUTHORITY TO SIGN CHECKS AND NOTES.

                    Authority elsewhere conferred in these By-Laws relative to the signing of checks or oders for the withdrawal of funds of the Association by certain officers shall not preclude the Trustees from providing from time to time that such checks or orders may be signed on behalf of the Association by other persons; and any check or order for withdrawal of funds which is signed as authorized by vote of the Trustees may be honored and paid in the usual course of business.

                    Authority elsewhere conferred in these By-Laws relative to the signing of notes or other obligations of the Association by certain officers shall not preclude the Trustees from providing from time to time that such notes or other obligations for money borrowed may be signed on behalf of the Association by other officers, provided, however, that they bear the written approval of a Trustee other than the signer.

                                   ARTICLE V.

                              MEETING OF TRUSTEES.

                    1. Regular meetings of the Trustees shall be held at such
               times and at such places as the Trustees may by vote from time to time determine.

                    2. The regular meeting of the Trustees which is held on the day of or next following the day of the Annual Meeting of the Shareholders, or of any meeting held in lieu thereof, shall be considered the Annual Meeting of the Trustees; and at such meeting the annual elections of officers shall be held,

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               appointment of committees shall be made, and other general annual business shall be transacted.

                    3. The Chairman, the President or the Treasurer or any two
               Trustees shall have authority to convene any special meeting of the Trustees, and such meetings may be held at such time and place as shall be designated in the notice or waiver of notice of the meeting.

                    4. The procedure at meetings of the Trustees shall be such as shall from time to time be determined by them.

                    5. A majority of the Trustees shall constitute a quorum at any meeting, but a majority of those present, even though less than a quorum is present, may vote to adjourn.

                    6. The consent in writing of any Trustee to any vote or
               action shall have the same effect as if he were personally present at a legal meeting at which such action was authorized or such vote passed.

                    7. In addition, the Trustees or any committee thereof may
               act on all matters without meeting by resolution signed by all Trustees or committee members entitled to vote at a meeting and such resolution when so signed shall have the same force and effect as a vote duly passed at a meeting of the Trustees or the applicable committee.

                                   ARTICLE VI.

                               NOTICE OF MEETINGS.

                    1. Any Shareholder or Trustee present at any meeting shall be presumed to have received due notice thereof.

                    2. Any Shareholder or Trustee may waive notice of any
               meeting either before or after the meeting by a writing filed with the records of the meeting.

                    3. Any regular or special meeting of the Trustees shall be a legal meeting without notice if all the Trustees are present or if all the Trustees who are not present waive notice.

                    4. Any regular meeting, including the Annual Meeting, or the
               Trustees shall be presumed to have been duly called, and not further notice thereof shall be required, if such meeting is held on the day and at such hour and place as shall have been fixed by a vote taken at a previous meeting of the Trustees.

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                    5. Notices of meetings of the Trustees need not state the
               purposes of the meeting.

                    6. Any notice required by the Declaration of Trust or by
               these By-Laws may be given by mailing the same, postage prepaid, addressed to the person entitled thereto at his usual or last known place of business or residence as shown on the books of the Association, and such notice shall be deemed given at the time of such mailing.

                    7. When notice of a meeting of the Trustees is required,
               such notice may be given orally, in writing, or by telephone or telegram, and a notice of a meeting mailed, postage prepaid, addressed to a Trustee at his usual or last known place of business or residence at least three days before the date of the meeting shall be sufficient notice to such Trustee in any event.

                    8. If by reason of war or otherwise communication with a
               Shareholder or Trustee would be unlawful, notice to such Shareholder or Trustee of any meeting held during the period when such communication is unlawful shall not be requisite to the validity of such meeting.

                    9. It shall be the duty of the Secretary to give such
               notices of meetings as are required by these By-Laws, but in case of his absence, death, resignation, incapacity, or refusal to act, notice may be given by either the Assistant Secretary or the person or persons ordering the meeting.

                                  ARTICLE VII.

                                   COMMITTEES.

                    1. The Trustees shall at their Annual Meeting appoint from among their own number an Executive Committee, consisting of such number of Trustees as they shall determine, and such other committees as they shall determine.

Executive
Committee           2. Between meetings of the Trustees the Executive Committee shall have the same power to direct or limit action by any of the officers as the entire Board of Trustees would have, except in so far as the Trustee may by vote expressly prescribe otherwise. Without limiting the foregoing general powers, the Executive Committee may at any time, except as these By-Laws otherwise provide, designate a person to succeed temporarily to the powers and perform the duties of any officer or agent who is absent or disabled or where a vacancy exists for any reason; may determine whether the Trustees desire to consider the purchase of shares offered for transfer; and may waive or authorize waivers of restrictions on the transfer of shares.

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                    The Executive Committee may choose their own presiding and recording officers and the manner of their proceedings and may act in meeting or otherwise, but shall cause a written record to be kept of their proceedings and decisions, which shall be available to all the Trustees at any time. Any member of the Committee present at any meeting shall be presumed to have received due notice thereof, and any member may waive notice; but whenever notice is required a notice given in the manner prescribed for meetings of Trustees shall be sufficient.

Other
Committees          3. Other committees shall consist of such number of Trustees and other members and have such powers as the Trustees may determine.

                                  ARTICLE VIII.

                          SHARES AND TRANSFERS THEREOF.

                    1. The beneficial interest in the trust property shall be
               divided into 1,000,000 shares. Such shares shall be evidenced by certificates substantially in the form prescribed by Article X of the Declaration of Trust.

                    2. Records of all certificates of shares outstanding shall be maintained by the Trustees, and for this purpose the Trustees may employ the services of a transfer agent or agents and delegate to it or them the customary powers exercised by transfer agents of corporations. The address of a Shareholder as appearing by said records may be presumed to be his registered address or last known address for purposes of all notices, dividends, and otherwise.

                    3. Certificates of shares shall be signed by the President and Secretary, and shall be countersigned by the Transfer Agent if one has been appointed at the time of issue.

                    4. The transfer of shares is subject to restrictions as set forth in Article VII of the Declaration of Trust. An offer to transfer shares to the Trustees shall be deemed received by the Trustees when received by the Treasurer's office. Upon receipt of such an offer, the Treasurer shall forthwith consult with the Trustees or the Executive Committee, who shall determine whether the Trustees desire to consider the purchase of such shares, and, if the decision is in the affirmative, he shall cause the Shareholder to be notified thereof within ten days from receipt of the offer, in which case proceedings shall be had as provided in said Article VII of the Declaration of Trust.

                    5. The Association may for all purposes presume that the
               registered holder of record of a certificate of shares is the absolute owner of the shares

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               represented thereby; and the Association shall not be obliged to see the execution of any trust, actual or constructive, to which any of the shares is subject.

                                   ARTICLE IX.

                       APPOINTMENT OF INDEPENDENT AUDITOR.

                    The Trustees shall at a regular meeting early in each fiscal year appoint an independent certified public accountant for that fiscal year who will examine and make an audit of the books and accounts of the Association, who will report to the Trustees from time to time as they may request or as the accountant may deem advisable, and who will render an opinion concerning financial statements of the Association, at such remuneration as may be determined and agreed by the accountant and the Trustees.

                                   ARTICLE X.

                                   AMENDMENTS.

                    These By-Laws may be amended, or repealed in whole or in
               part, and new or additional By-Laws may be adopted, from time to time, at any regular or special meeting of the Trustees, by vote of a majority of the Trustees, provided that notice of such meeting shall have been duly given and that such notice shall have specified that the matter of such repeal or amendment of, or adoption of an addition to, the By-Laws is to be acted upon, and provided that the By-Laws of the Company as existing after such repeal, amendment, and/or addition shall not be inconsistent with any provision of the Declaration of Trust.

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